UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 14, 2005

(Date of earliest event reported)

Opta Corporation

 (Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Old Bayshore Highway, Suite 740, Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.

Upon the effectiveness of this filing, Correlant Communications, Inc. (“Correlant”), a Delaware corporation and a subsidiary of Opta Corporation, will distribute Correlant’s financial statements for the years ended June 30, 2003 and 2004 with an independent auditor report to its stockholders of record.  Such financial statements are attached as exhibits hereto.

Item 9.01                                             Financial Statements and Exhibits

Correlant’s financial statements for years ended June 30, 2003 and 2004 with independent auditor report.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date: January 14, 2005	By:	/s/ Vincent Yan
Vincent Yan
President and CEO

CORRELANT COMMUNICATIONS, INC..

(a subsidiary of Opta Corporation fka Lotus Pacific, Inc.)

Financial Statements

For the Years Ended 30, 2004 and 2003

Correlant Communications, Inc.

(A Subsidiary of Opta Corporation fka Lotus Pacific, Inc.)

Financial Statements

Years ended June 30, 2004 and 2003

INDEPENDENT AUDITOR’S REPORT

September 24, 2004

The Board of Directors

Correlant Communications, Inc.

We have audited the accompanying balance sheets of Correlant Communications, Inc. (a subsidiary of Opta Corporation fka Lotus Pacific, Inc.) as of June 30, 2004 and 2003, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Correlant Communications, Inc. at June 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein and Associates, LLP.

Correlant Communications, Inc.

Balance Sheets

(in thousands)

	June 30,
	2004	2003

Assets
Current Assets:
Cash and cash equivalents	$1,140	$8,609
Short-term investments	17,643	13,964
Accounts receivable from related parties, net	—	39
Accounts receivable, net		74
Inventories, net	—	—
Income tax receivable	63	1,628
Deferred tax asset	—	—
Prepaid expenses and other current assets	255	91
Total current assets	19,101	24,405

Property and equipment, net	—	154
Other assets	—	43
Total assets	$19,101	$24,602

Liabilities and stockholders’ equity
Current Liabilities
Accounts payable to related parties	$170	$73
Accounts payable	37	773
Accrued restructuring charges	796	—
Accrued payroll and related benefits	8	350
Other accrued liabilities	52	638
Income tax payable	—	91
Total current liabilities	1,063	1,925

Commitments and Contingencies (Note 6, 7, 8, 11, 13, and 14)

Stockholders’ equity
Preferred stock, $.001 par value, 5,000 authorized:
Series A preferred stock; 2,300 shares issued and outstanding at June 30, 2004 and 2003; $3,450 liquidation preference	2	2
Series B preferred stock; 250 shares issued and outstanding at June 30, 2004 and 2003; $1,000 liquidation preference	—	—
Series C preferred stock; 800 shares issued and outstanding at June 30, 2004 and 2003; $4,000 liquidation preference	1	1
Series D preferred stock; 10 shares issued and outstanding at June 30, 2004 and 2003; $10,000 liquidation preference	—	—
Common stock; $.001 par value, 25,000 shares authorized, 19,082 and 19,071 Shares issued and outstanding at June 30, 2004 and 2003, respectively	19	19
Additional paid-in capital	31,790	31,950
Deferred stock compensation	—	(57)
Accumulated deficit	(13,601)	(9,336)
Accumulated other comprehensive income	(173)	98
Total stockholders’ equity	18,038	22,677
Total liabilities and stockholders’ equity	$19,101	$24,602

The accompanying notes are an integral part of these financial statements.

Correlant Communications, Inc.

Statements of Operations

(in thousands, except per share data)

	Years ended June 30,
	2004	2003

Revenues:
Products	$459	$723
Products – related party	163	9,454
Total revenues	622	10,177

Cost of revenues:
Products	167	423
Products – related party	92	7,258
Write down of inventory to lower of cost or market	—	238
Total cost of revenues	259	7,919

Gross profit	363	2,258

Operating expenses:
General and administrative [including amortization (reversal) of deferred stock compensation of $(18) and $74 for the years ended June 30, 2004 and 2003 respectively]	2,015	4,162
Research and development [including amortization (reversal) of deferred stock compensation of $4 and $476 for the years ended June 30, 2004 and 2003 respectively]	1,547	7,340
Sales and marketing [including amortization of deferred stock compensation of $(90) and $42 for the years ended June 30, 200 and 2002 respectively]	158	250
Restructuring charges	1,845	—
Impairment of assets	—	477
Total operating expenses	5,565	12,229

Loss from operations	(5,202)	(9,971)
Interest income	426	378
Gain on sale of fixed assets	12	—
Loss before income taxes	(4,764)	(9,593)
Provision (benefit) for income taxes	(499)	(934)
Net loss	$(4,265)	$(8,659)

Net loss per share basic and diluted	$(0.22)	$(0.45)

Weighted-average shares basic and diluted	19,079	19,064

The accompanying notes are an integral part of these financial statements.

Correlant Communications, Inc.

Statements of Stockholders’ Equity

(in thousands)

									Accumulated
						Additional	Deferred		Other	Total
	Comprehensive	Preferred Stock		Common Stock		Paid-in	Stock	Accumulated	Comprehensive	Stockholders’
	Income	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Income	Equity
Balance at June 30, 2002	$—	3,360	$3	19,064	$19	$31,973	$(672)	$(677)	$—	$30,646
Issuance of Common Stock upon exercise of options	—	—	—	7	—	—	—	—	—	—
Deferred stock compensation related to cancelled stock options	—	—	—	—	—	(23)	23	—	—	—
Unrealized gain on investments	98								98	98
Amortization of deferred stock Compensation	—	—	—	—	—	—	592	—	—	592
Net loss	(8,659)	—	—	—	—	—	—	(8,659)	—	(8,659)
Balance at June 30, 2003	$(8,561)	3,360	3	19,071	19	31,950	(57)	$(9,336)	$98	$22,677
Issuance of common stock upon exercise of options	—	—	—	11	—	1	—	—	—	1
Deferred stock compensation related to cancelled stock options	—	—	—	—	—	(161)	161	—	—	—
Amortization of deferred stock Compensation	—	—	—	—	—	—	(104)	—	—	(104)
Unrealized loss on investments	(271)	—	—	—	—	—	—	—	(271)	(271)
Net Loss	(4,265)	—	—	—	—	—	—	(4,265)	—	(4,265)
Balance at June 30, 2004	$(4,536)	3,360	$3	19,082	$19	$31,790	$—	$(13,601)	$(173)	$18,038

The accompanying notes are an integral part of these financial statements.

Correlant Communications, Inc.

Statements of Cash Flows

(in thousands)

	Years ended June 30,
	2004	2003

Operating activities
Net loss	$(4,265)	$(8,659)
Adjustments to reconcile net loss to cash used by operating activities
Depreciation	16	604
Amortization (reversal) of deferred stock compensation	(104)	592
Reserve for obsolete and excess inventories	—	238
Impairment of assets	—	477
Gain on sale of fixed assets	(12)	—
Changes in operating assets and liabilities:
Accounts receivable from related parties	39	7,032
Accounts receivable	74	206
Inventories	—	(238)
Income tax receivable	1,565	(194)
Prepaid expenses and other current assets	(164)	4
Other assets	43	—
Accounts payable to related parties	97	(174)
Accounts payable	(736)	(3,135)
Accrued restructuring charges	796	—
Accrued payroll and related benefits	(342)	(139)
Income taxes payable	(91)	91
Other accrued liabilities	(586)	550
Cash used by operating activities	(3,670)	(2,745)

Investing activities
Purchases of short-term investments	(10,450)	(16,552)
Sale of short-term investments	6,500	7,644
Proceeds from sale of property and equipment	156	—
Purchase of property and equipment	(6)	(34)
Cash used by in investing activities	(3,800)	(8,942)

Financing activities
Proceeds from exercise of stock options	1	—
Cash provided by financing activities	1	—

Decrease in cash and cash equivalents	(7,469)	(11,687)
Cash and cash equivalents at beginning of year	8,609	20,296
Cash and cash equivalents at the end of year	$1,140	$8,609

Supplemental disclosures of cash flow information
Income taxes paid	$246	$1
Interest paid	$—	$—

Supplemental disclosures of non-cash investing and financing activities
Change in unrealized gain (loss) on Investments	$(271)	$98

The accompanying notes are an integral part of these financial statements.

Correlant Communications, Inc.

Notes to Financial Statements

June 30, 2004

Note 1 – Business and Background

Ownership

Correlant Communications, Inc. (“Correlant” or the “Company”) was incorporated in California on February 13, 1996 under the name TurboNet Communications, Inc. and reincorporated in Delaware on October 4, 2000 as Correlant Communications, Inc.

On March 15, 1999 Opta Corporation (“Opta”), formerly known as Lotus Pacific Corporation (“Lotus”), acquired a majority interest in the Company in a purchase transaction whereby Opta purchased approximately 81% of the outstanding shares of the Company in exchange for shares of Opta.  In addition, Opta agreed to provide $10,000,000 of convertible debt financing.  All such debt was converted into 10,000 shares of Series D preferred stock on September 30, 2000.  Opta subsequently reduced its ownership of Correlant and as of June 30, 2004 and 2003 Opta’s ownership was approximately 62%.

Description of Business

From inception through March 1999, Correlant was a development stage company whose operating activities related primarily to establishing a research and development organization, testing prototype designs, developing a Media Access Control (“MAC”) chip, developing production-ready cable modems including the related software application, developing cable modem termination system (“CMTS”) infrastructure equipment, commencing the staffing of general and administrative, marketing and technical support organizations and establishing manufacturing relationships.

During this time, the major domestic cable operators collaborated through the Multimedia Cable Network Systems consortium known as Cable Television Laboratories, Inc (“Cablelabs”), of which Correlant was a contributing member, to develop the Data-Over-Cable System Interface Specification (“DOCSIS”) standard. Correlant was able to begin commercial distribution of its products in the United States as a result of being awarded the DOCSIS certification by Cablelabs for its cable modem technology in March 1999. Correlant continued to design, develop, and market DOCSIS certified high-speed data-over-cable technology, including cable modems and CMTS units for resale to corporate telecommuters, small office/home office, and residential users domestically and internationally through February 2002.

Change in Business Model.

Prior to February 2002, Correlant sold DOCSIS certified cable modems and in certain instances, the MAC bundled with Correlant’s cable modem software (“MAC+software”), both key components of the competed cable modem.  Correlant developed and owns the proprietary software used in the cable modem.  Subsequent to February 2002, Correlant primarily sold the MAC+software and only sold the completed cable modem in specific circumstances.  Instead of focusing on selling the completed cable modem, Correlant concentrated efforts toward selling only the MAC+software.  The new business model was a result of Correlant’s attempt to increase gross profit percentage, streamline business operations and reduce operating expenses.

Cessation of Correlant’s Historical Operations

In February 2003, Opta, as majority stockholder of Correlant, appointed four new members to Correlant’s Board of Directors, effectively taking control of the Board.  Prior to this, Opta had only one representative on Correlant’s Board of Directors and did not control Correlant’s Board or its operations.  Immediately thereafter, the Board of Directors created a new Executive Committee of the Board, comprised of two members, who are Opta employees, to act on behalf of the Board of Directors and oversee Correlant’s management and operations.

Effective July 31, 2003, Correlant’s President, Chief Executive Officer and co-founder resigned as a director of Correlant.  From that date forward he no longer served as President and CEO of Correlant.  Subsequent to his resignation, Correlant worked to find a permanent CEO and retained outside consultants to advise and assist during the transition period.  The consultants were charged with evaluating Correlant’s existing business operations, products and future business prospects.

Upon recommendation of its consultants, Correlant began a substantial reduction in its workforce and operations to reduce operating expenses.  As a result of declining margins and demand for its products, Correlant’s Board of Directors approved the wind down and cessation of Correlant’s historical operations in the cable modem and CMTS business effective December 23, 2003.  As part of the wind down, Correlant licensed part of its technology, and could potentially license other technology.  The wind down of Correlant’s operations was substantially completed by March 31, 2004.

Current Operations

Concurrent with the shut down procedures, Correlant and Opta have been exploring opportunities to acquire or invest in other businesses or technologies.  The Company currently expects that together, Opta and Correlant will identify market opportunities and implement a new business plan complementary with the Company’s business and long-term strategies.  To date, Correlant and Opta have not identified any such opportunities.

Note 2 - Summary of Significant Account Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  Although the Correlant Executive Committee believes that the Company’s existing working capital at June 30, 2004 is sufficient to fund the Company’s operations through at least June 30, 2005, the Company is subject to certain risks and uncertainties associated with investing in a new and significantly different business plan.  Risks include the Company’s inability to identify viable business opportunities since Correlant’s Board of Directors approved the shut down of Correlant’s historical operations and no current source of revenue.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern either voluntarily or involuntarily.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates are required as part of, allowance for doubtful accounts, long-lived asset impairments, valuation allowances on deferred income taxes, the potential outcome of future tax consequences of events recognized in our financial statements or tax returns, and determining when investment impairments are other-than-temporary. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments, which include debt securities with remaining maturities when acquired of three months or less and are stated at cost, which approximates market.

Short-Term Investments

Short-term investments consist of marketable securities. The Company evaluates the financial strength of institutions in which significant investments are made and believes the related credit risk is limited to an acceptable level. The Company accounts for investments in accordance with Statement of Financial Accounting Standards (“SFAS”) 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS 115”), and classifies investments as available-for-sale in accordance with that standard.  Available-for-sale securities are carried at fair value.  Unrealized gains and losses, net of tax, are reported in stockholders’ equity.  Realized gains and losses and declines in value judged to be other-than-temporary, if any, on available-for-sale securities are included in investment income.  The cost of securities sold is based on the specific-identification method.

At June 30, 2004 and 2003, short-term investments, and any difference between the fair market value and the underlying cost of such investments, consisted of the following (in thousands):

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Market Value
2004
Government Securities	$11,042	$—	$(132)	$10,910
Corporate Bonds	6,774	—	(41)	6,733
	$17,816	$—	$(173)	$17,643

2003
Government Securities	$9,751	$39	$(1)	$9,789
Corporate Bonds	4,115	60	—	4,175
	$13,866	$99	$(1)	$13,964

At June 30, 2004 and 2003, these investments had the following maturities:

	Market value as of June 30,
	2004	2003
One year or less	$2,512	$—
Between one and three years	15,131	13,412
Greater than three years	—	552
	$17,643	$13,964

Fair Value of Financial Instruments

The estimated fair value amounts of all financial instruments on the Company’s balance sheet have been determined by using available market information and appropriate valuation methodologies.  Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation.  However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.  Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.  The Company does not have any off balance sheet financial instruments.

Cash and cash equivalents, trade accounts receivable, trade accounts payable and certain other current liabilities are reported on the balance sheet at carrying value which approximates fair value due to the short-term maturities of these instruments.

The fair value of available for sale securities is based on market prices for securities and is equivalent to its carrying value.

Concentration of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted.  Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.  Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits and accounts receivable with no collateral or security.  As of June 30, 2004 and 2003, the Company had balances of $930,000 and $8,327,264, respectively, which were not guaranteed by the Federal Deposit Insurance Corporation (“FDIC”).  The Company has not experienced any losses in such accounts and believes the exposure is minimal.  As of June 30, 2004 and 2003, all the Company’s receivables were unsecured.

A relatively small number of customers account for a significant percentage of the Company’s revenues.  The percentage of revenues derived from significant customers is detailed as follows:

	Years ended June 30,
	2004	2003
TurboComm Technologies, Inc (Related party, see Note 8)	26%	93%
Synclayer Inc.	35	1
Toshiba Corporation (Related party, see Note 8)	—	0.1

Gross accounts receivable from these customers was $1,946,000 and $1,985,000 at June 30, 2004 and June 30, 2003, respectively. See Note 3.

Allowance for Doubtful Accounts

The following are recorded at net realizable value:

• Accounts receivable, net; and

• Accounts receivable from related parties, net.

The Company does business and extends credit based on an evaluation of the customers’ financial condition generally without requiring collateral. Exposure to losses on trade receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Delinquent trade accounts receivable are charged against the allowance for doubtful accounts once uncollectibility has been determined. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its receivables based on contractual terms of sale. Activity in the allowance for doubtful accounts during fiscal 2004 and 2003 is as follows (in thousands):

Year ended June 30,	Beginning Balance	Expense/ (Recovery)	Write off and other	Ending Balance
Allowance – Accounts receivable:
2004	$9	$(6)	$(3)	$—
2003	44	(33)	(2)	9
Allowance – Accounts receivable from related party:
2004	$1,946	$—	$—	$1,946
2003	—	1,946	—	1,946

Inventories

Inventories are stated at the lower of cost or market, costs being determined on a first-in, first-out basis.  Inventories consist primarily of integrated circuits and other components to be used in the manufacture of cable modems and CMTS.

During fiscal 2003 the Company established a reserve of $238,000, related to raw material inventories that were identified as excess and obsolete.

Shipping and Handling Charges

The Company includes costs of shipping and handling billed to customers in revenue and the related expense of shipping and handling costs is included in cost of sales.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 18 months to 5 years.  Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease period.

Impairment of Long-Lived Assets

The Company accounts for any impairment of long-lived assets in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Assets to Be Disposed Of (“SFAS 121”), and the accounting and reporting provisions of the Accounting Principles Board (“APB”) Opinion 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (“APB 30”), for the disposal of a segment of a business (as previously defined in that opinion). SFAS 144 provides a single accounting model for disposal of long-lived assets. SFAS 144 also changed the criteria for classifying an asset as held for sale and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. In accordance with SFAS 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

During fiscal 2003, the Company recorded a charge of $477,000 relating to the impairment of Correlant’s property and equipment resulting from the wind down and cessation of Correlant’s historical operations (see Note 1) in the cable modem industry.

Revenue Recognition

During fiscal 2004 and 2003, the Company sold cable modems, CMTS units and the MAC+Software. The Company recognized revenue upon shipment of the product.

Research and Development Costs

Costs incurred in connection with research and development are charged to operations as incurred.

Warranty Reserves

The Company does not provide a product warranty.  The warranty liability for defective products is the responsibility of the Company’s third-party manufacturer.

Stock-Based Compensation

SFAS 123, Accounting for Stock-Based Compensation, (“SFAS 123”) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees (“APB 25”), and related Interpretations. Under APB 25 and the intrinsic value method, as the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant or, in the case of the Company’s employee stock purchase plans since the plans are non-compensatory, no compensation expense is recognized.

The following table illustrates the effect on the Company’s net loss and net loss per share as if the Company had applied the fair value recognition provisions of SFAS 123 to its stock based employee compensation awards, and recognized expense over the applicable award vesting period (in thousands):

	Years ended June 30,
	2004	2003
Net loss, as reported	$(4,265)	$(8,659)
Add: Stock-based employee compensation expense (reversal) included in reported net loss	(104)	592
Less: Stock-based employee compensation (expense) reversal determined under fair value based method for all awards, net of related tax effects	203	(1,610)
Pro forma net loss	$(4,166)	$(9,677)

Basic and diluted net loss per share, as reported	$(0.22)	$(0.45)

Pro-forma basic and diluted net loss per share	$(0.22)	$(0.51)

The fair value of shares was estimated using the Black-Scholes option pricing model.  For purposes of pro forma disclosures, the estimated fair value is amortized on an accelerated basis in accordance with FASB Interpretation 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”) over the vesting period. The above stock-based compensation relates to options granted prior to fiscal 2003.  There were no options granted during fiscal 2004 or fiscal 2003.

The pro forma effect for the years presented is not likely to be representative of the pro forma effect on reported net income or loss in future years due to the cancellation of options in connection with the cessation of operations.

A summary of the activity under the Company’s stock option plan is included in Note 9.

Income Taxes

Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year.  A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards.   Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS 128, Earnings Per Share (“SFAS 128”).   Under the provisions of SFAS 128, basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted-average number of common and common equivalent shares outstanding during the period.

The following table sets forth the computation of basic and diluted net loss per share (in thousands, except for per share data):

	Years ended June 30,
	2004	2003
Numerator:
Net loss	$(4,265)	$(8,659)

Net loss per share – basic and diluted:	$(0.22)	$(0.45)

Denominator:
Weighted average common shares outstanding – basic and diluted	19,079	19,064

Dilutive securities include employee stock options and preferred stock as if converted. Potential dilutive securities, consisting of 3,360,000 preferred shares and 19,395 employee stock options, for the year ended June 30, 2004 and 3,360,000 preferred shares and 2,867,981 employee stock options for the year ended June 30, 2003 were excluded from the diluted earnings per share because of their anti-dilutive effect.  As a result, for all periods presented, the Company’s basic and diluted net loss per share are the same.

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of two components: net income (loss) and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of stockholders’ equity but are excluded from net income. The Company’s other comprehensive income for fiscal 2004 and 2003 is comprised of unrealized gains (losses) of $(271,000) and $98,000, net of taxes, on marketable securities categorized as available-for-sale, respectively.

Recently Issued Accounting Standards

In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”), which addresses accounting for restructuring and similar costs. SFAS 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (“EITF”) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“EITF 94-3”).  SFAS 146 requires the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of the Company’s commitment to an exit plan. SFAS 146 also states the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amounts recognized.  The Company adopted SFAS 146 during fiscal 2003.  See Note 6.

In November 2002, the FASB issued FASB Interpretation (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”).  FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees issued or modified after December 31, 2002, irrespective of a guarantor’s year-end. The disclosure requirements of FIN 45 are applicable to the Company’s product warranty liability and other guarantees.  The Company adopted FIN 45 during fiscal 2003. The adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows as of or for the years ended June 30, 2004 and June 30, 2003.

In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“SFAS 148”), which amends SFAS 123.  SFAS 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS 123 to require prominent disclosure about the effects an entity’s accounting policy decisions with respect to stock-based employee compensation have on reported net income in both annual and interim periods.  The Company adopted the disclosure provisions of SFAS 148 during fiscal 2003. The adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows as of or for the years ended June 30, 2004 and June 30, 2003.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46 was revised in December 2003.  FIN 46 establishes accounting guidance for consolidation of a variable interest entity (“VIE”), formerly referred to as special purpose entities. FIN 46 applies to any business enterprise, both public and private, that has a controlling interest, contractual relationship or other business relationship with a VIE. FIN 46 provides guidance for determining when an entity (“Primary Beneficiary”) should consolidate a VIE that functions to support the activities of the Primary Beneficiary. The application of FIN 46 is required for periods ending after December 15, 2003.   The Company adopted FIN 46 during fiscal 2003.  The Company has no contractual relationship or other business relationship with a VIE, and therefore the adoption of FIN 46 had no effect on the financial position, results of operations, or cash flows as of or for the year ended June 30, 2004.

In January 2003, the EITF published EITF Issue 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), which requires companies to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. In applying EITF 00-21, revenue arrangements with multiple deliverables should be divided into separate units of accounting, if the deliverables in the arrangement meet certain criteria. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values. This issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company adopted EITF 00-21 during fiscal 2004. The adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows as of or for the years ended June 30, 2004.

In April 2003, the FASB issued SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS 149”).  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments and hedging activities.  SFAS 149 is effective for contracts entered into or modified after June 30, 2003.  The Company adopted SFAS 149 during fiscal 2004. The adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows as of or for the years ended June 30, 2004.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”).  SFAS 150 represents the first phase of the FASB’s project to clarify the accounting treatment of certain instruments that possess characteristics of both liabilities and equity.  SFAS 150 generally requires that freestanding financial instruments that obligate the issuer to redeem the holders’ shares, or are indexed to such an obligation, and are settled in cash or settled with shares meeting certain conditions be treated as liabilities.  The provisions of SFAS 150 are effective immediately for instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, with the exception of mandatorily redeemable instruments of non-public companies, which become subject to SFAS 150 for fiscal periods beginning after December 15, 2003.  The Company does not believe the adoption of SFAS 150 will have a material impact on the Company’s financial statements.

In November 2004, the FASB issued SFAS 151, Inventory Costs, which revised ARB No. 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on the Company’s financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.  Such reclassifications had no effect on net loss.

Note 3 – Accounts Receivable from Related Parties and Accounts Receivable

The following summarizes components of accounts receivable from related parties, net (in thousands):

	June 30,
	2004	2003

Accounts receivable from related parties	$1,946	$1,985
Allowance for doubtful accounts	(1,946)	(1,946)
	$—	$39

See Note 14.

The following summarizes components of accounts receivable, net (in thousands):

	June 30,
	2004	2003

Accounts receivable	$—	$83
Allowance for doubtful accounts	—	(9)
	$—	$74

Note 4 – Inventory

The following summarizes components of inventories, net (in thousands):

	June 30,
	2004	2003

Raw materials	$—	$238
Allowance for obsolete inventory	—	(238)
	$—	$—

Note 5 - Property and Equipment

Property and equipment consist of the following (in thousands):

	June 30,
	2004	2003
Computer hardware and purchased software	$—	$2,010
Office furniture and lab equipment	—	2,024
Leasehold improvements	—	176
	—	4,210
Accumulated depreciation and amortization	—	(4,056)
	$—	$154

Depreciation expense totaled $16,000 and $604,000 for the years ended June 30, 2004 and 2003 respectively.  As part of the shut down of the Company’s historical operations, all property and equipment was sold during fiscal 2004.

Note 6 – Restructuring Charges

During the second quarter of fiscal 2004, the Company’s board of directors approved the wind down and cessation of Correlant’s historical operations in the cable modem and CMTS business.  See Note 1.  In connection with the shut down, the Company recorded a restructuring charge of $1,845,000 during fiscal 2004.  The following table summarizes the activity in the Company’s reserves associated with its shut down of historical operations (in thousands):

	Separation costs for terminated employees and contractors	Facilities closing	Other (see Note 8)	Total restructuring charges
Balance at June 30, 2003	$—	$—	$—	$—
Fiscal 2004 restructuring charges	890	583	372	1,845
Cash payments	(628)	(49)	(372)	(1,049)
Balance at June 30, 2004	$262	$534	$—	$796

Note 7 - Lease Commitments

The Company leases its facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2006.  The terms of facility leases provide for annual increases of four percent of the base monthly rent.  The Company records rent expense on a straight-line basis over the term of the lease.  The facility leases also include an extension option for an additional five-year term upon the Company providing written notice within 270 days of the expiration of the lease.

Future minimum annual lease payments under non-cancelable operating leases at June 30, 2004 are as follows (in thousands):

Lease Obligations

Year ending June 30:
2005	$398
2006	412
2007	177
2008 and thereafter	—
$987

Rent expense totaled $342,000 and $401,000 for the years ended June 30, 2004 and 2003, respectively.

All future lease obligations, net of anticipated lease termination benefits, as of June 30, 2004 were accrued during fiscal 2004 as part of the shut down of Correlant’s historical operations.  Such amounts are included in Restructuring charges (see Note 6) on the Company’s statement of operations.

Subsequent to June 30, 2004, Correlant entered into a lease termination agreement.  See Note 14.

Note 8 – Related-Party Transactions

The Company has significant transactions with two related-party stockholders.  In 1997, the Company established a relationship with Toshiba Corporation (“Toshiba”), whereby the Company and Toshiba entered into a cooperative research and development agreement.  As part of this arrangement, the Company paid Toshiba a percentage of the selling price of each developed product sold to customers, other than Toshiba, which utilized the technology developed under the agreement.  Effective February 1, 2002 as part of the aforementioned change in business model, Correlant no longer sold completed cable modems.  As a result, there were no royalties paid to Toshiba during fiscal 2004 and 2003.  Additionally, there were no revenues generated from sales to Toshiba during fiscal 2004.  During fiscal 2003, Toshiba accounted for less than 1% of the Company’s revenues.  The Company had no amounts due from Toshiba at June 30, 2004 or June 30, 2003.

As part of the cessation of Correlant’s historical operations in the cable modem and CMTS business, Correlant and Toshiba entered into a settlement and release agreement dated February 5, 2004.  As part of the settlement agreement, Toshiba agreed to release Correlant from any and all liabilities associated with cable modems previously sold to Toshiba in exchange for Correlant’s best efforts in submitting two Toshiba cable modem models for Cablelabs’ DOSCIS 1.1 certification.  During the third and forth quarters of fiscal 2004, Correlant incurred costs totaling $372,000 associated with the certification process, which is included in Restructuring charges (see Note 6) on the Company’s statement of operations.  Correlant received the DOCSIS 1.1 certification for both cable modems submitted to Cablelabs on behalf of Toshiba.

The Company also has an established relationship with TurboComm Technology, Inc. (“TurboComm”), a company located in Taiwan that performs the manufacturing of the high-speed data over cable technology products.  In April 1999, the Company sold 300,000 shares of the Company’s Series C preferred stock to TurboComm.  Subsequently, TurboComm purchased an additional 700,000 Series A from an original Series A investor.  In fiscal 2000, the Company began selling the MAC to TurboComm for use by them in their own products.  The accounts receivable from TurboComm was fully reserved at June 30, 2004 due to a pending lawsuit (see Notes 13 and 14).  TurboComm was liable to the Company for $39,000, net of related allowance for doubtful accounts of $1,946,000 as of June 30, 2003.  As of June 30, 2004 and 2003 the Company was liable to

TurboComm for $170,000 and $73,000, respectively.  For the years ended June 30, 2004 and 2003, sales to TurboComm accounted for 26% and 93% of total revenues, respectively. For the years ended June 30, 2004 and 2003, purchases of completed cable modems and CMTS units from TurboComm were $97,000 and $271,000 respectively.

Note 9 - Stockholders’ Equity

The Company authorized a total of 40,000,000 shares; 35,000,000 of which are designated as common and 5,000,000 of which are designated as preferred.  Of the 5,000,000 designated preferred shares, 2,300,000 are designated Series A, 250,000 are designated Series B, 800,000 are designated Series C, and 20,000 are designated Series D.  See Note 14.

Convertible Preferred Stock

At the option of the holders, the Series A, B, C, and D preferred shares are convertible into common stock on a one-for-one basis, subject to adjustment for antidilution, and will automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933, in which the Company receives at least $6,000,000 in gross proceeds and the price per share is at least $10.00 (subject to adjustment for antidilution).  The Series A, B, C, and D convertible preferred stock has a liquidation preference over the common stockholders of $1.50, $4.00, $5.00, and $1,000.00 per share respectively.  In the event the proceeds available for distribution are insufficient to pay the holders of Series, A, B, C, and D the full amount of the liquidation preference, the available proceeds shall be distributed ratably among the A, B, C, and D stockholders.

The preferred stockholders have voting rights equal to the number of common shares they would own upon conversion.  In addition, for so long as at least 1,000,000 shares of outstanding Series, A, B, C, and D preferred have not been converted to common stock, the Series, A, B, C, and D stockholders, voting as a class, shall be entitled to elect three directors and the holders of common stock, voting as a class, shall be entitled to elect seven directors.

The Company has reserved 3,360,000 shares of common stock for issuance upon conversion of the convertible preferred stock.

Stock Option Plan

In March 1998, the Board of Directors approved the 1998 Stock Option/Stock Issuance Plan (the Plan) under which 8,500,000 shares of the Company’s common stock are authorized for issuance, and reserved for purchase upon exercise of options granted.  The Plan provides for the grant of incentive and non-statutory options and issuance of common stock under the stock issuance program (as defined) to employees, directors, and consultants.

The exercise price of incentive stock options must equal at least the fair value on the date of grant and the exercise price of non-statutory stock options and the issuance price of common stock under the stock issuance program may be no less than 85% of the fair value on the date of grant or issuance.  The options are exercisable for a period of up to ten years after the date of grant.  Options granted prior to August 2001 vest over four years at the rate of 25% on each anniversary of the vesting start date.  Options granted subsequent to August 2001 vest over three years at the rate of 33% after the first and second anniversaries, and the remainder after the third anniversary.

The Company reviewed its exercise prices and arrived at the fair value for accounting purposes for each option grant since July 1, 1999.  With respect to the 597,000 options granted between July 1, 1999 and June 30, 2000, the Company recorded deferred stock compensation of $5,144,000 for the difference between the exercise price per share determined by the Board of Directors and the fair value per share for accounting purposes at the grant date.  The approximate weighted average fair value per share for accounting purposes was $14.23.  Deferred stock compensation is recognized and amortized on an accelerated basis in accordance with FIN 28 over the vesting period of the related options, generally four years.

In connection with the acquisition by Opta in March 1999, Opta obtained the right to acquire up to 2,613,000 additional shares of Correlant upon acquisition of such shares by the option holder.  All options granted by the Company through December 21, 1999 are subject to an exchange agreement, whereby Opta will acquire approximately 81% of the shares exercised in exchange for 0.5364 shares of Opta stock for each Correlant share exchanged.  The Opta shares into which the acquired shares are exchangeable are restricted from sale until Correlant meets certain financial milestones and the options are, therefore, considered to be contingent.  Effective August 31, 2000, the restrictions were removed and, accordingly, the company recorded deferred stock compensation for the 2,613,000 previously contingent options.  The deferred stock compensation recorded related to these shares is being amortized over the vesting periods of the related options on an accelerated basis in accordance with FIN 28.  The total deferred compensation relating to the previously contingent options is $9,034,000 based on the value of the options on the date the contingency was removed.

The following table summarizes stock option activity under the 1998 Stock Option Plan and related information through June 30, 2004:

	Options	Weighted- Average Exercise Price
Outstanding at June 30, 2002	4,082,651	$1.37
Granted	—	—
Exercised	(6,580)	0.04
Cancelled	(375,958)	0.94
Outstanding at June 30, 2003	3,700,113	1.41
Granted	—	—
Exercised	(11,526)	0.08
Cancelled	(3,669,192)	1.41
Outstanding at June 30, 2004	19,395	$1.09

As of June 30, 2004 and 2003, there were 19,395 and 2,867,981 options exercisable, respectively, at the weighted average prices of $1.09 and $1.41 per share, respectively.  There were no options granted prior to March 1998 and 8,227,684 shares are available for future grant at June 30, 2004.

The following table summarizes all options outstanding and exercisable by price range as of June 30, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$ 0.50 to 1.50	19,395	5.94	$1.09	19,395	$1.09

Note 10 - Income Taxes

The provision (benefit) for income taxes consists of the following (in thousands):

	Years ended June 30,
	2004	2003
Current:
Federal	$(500)	$(935)
State	1	1
Total Current	$(499)	$(934)

Deferred:
Federal	$—	$—
State	—	—
Total deferred		—
Total	$(499)	$(934)

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of June 30, 2004 and 2003 is presented below (in thousands).  The Company has no significant deferred tax liabilities at June 30, 2004 or 2003.

	Years ended June 30,
	2004	2003
Current deferred tax assets:
Accrued expenses	$353	$385
Deferred compensation	5,620	5,486
Deferred revenue	—	45
Inventory reserves	—	188
Allowance for bad debts	739	847
Other	(813)	—
Total deferred tax assets	5,899	6,951
Valuation allowance for deferred tax assets	(5,899)	(6,951)
Net deferred tax assets	$—	$—

Non-current deferred tax assets:
Net operating loss carryforwards	$2,571	$2,510
Tax credit carryforwards	1,883	1,539
Other	7	194
Total deferred tax assets	4,461	4,243
Valuation allowance for deferred tax assets	(4,461)	(4,243)
Net deferred tax assets	$—	$—

The Company, based upon management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that the net deferred income tax assets will not be realized through future taxable earnings and has established a valuation allowance for them.  The change in the total valuation allowance for the years ended June 30, 2004 and 2003 was an decrease of $834,000 and an increase of $3,541,000, respectively.

At June 30, 2004, the Company has federal and California research and development credit carryforwards of approximately $739,000 and $971,000 respectively. The federal credit will begin to expire in 2023 unless previously utilized.

At June 30, 2004, the Company has a foreign tax credit carryforward of $173,000, which will begin to expire in 2008 unless previously utilized.

At June 30, 2004, the Company has federal and California net operating loss carryforwards of approximately $6,063,000 and $5,954,000, respectively, which will begin to expire in 2023 and 2010, respecively unless previously utilized.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, the Company’s net operating loss and credit carryforwards could be subject to limitation.

Note 11 - Employee Retirement Plan

The Company has a 401(k) salary deferral Plan (the Plan), which is funded based on employee contributions.  The terms of the Plan provide for the Company to make contributions to the Plan on behalf of each eligible employee (as defined) in an amount equal to 100% on the first 6% of the eligible employee’s deferred compensation contribution (as defined).  The Company’s contributions to the Plan were approximately $74,000 and $213,000 for the years ended June 30, 2004 and 2003 respectively.  See Note 14.

Note 12 - Segment and Geographic Information

During all periods presented in these financial statement, the Company operated in one industry segment; the design, development, and marketing of standards-based, high-speed cable modems and CMTS.  Additionally, all revenues were generated in the United States and all identifiable assets were located in the United States.

Note 13 - Litigation

On April 11, 2003 Sharp Electronics filed suit against Correlant in the United States District Court for the District of Delaware. The complaint alleged cancellation of a purchase order outside the allowable cancellation timeframe under the terms of the purchase order.  The complaint sought payment of the purchase order totaling $1,150,000.  Correlant filed an answer on June 16, 2003, stating the components delivered by Sharp Electronics did not meet product specification and were unusable.  On that same date, Correlant filed a counter suit seeking recovery of components previously delivered by Sharp, which also did not meet product specification.  Correlant sought to recover damages totaling $1,450,000.  On January 21, 2004 Sharp agreed to settle all disputes with Correlant for $500,000, which was accrued at June 30, 2003.  Additionally, as part of the settlement, Correlant dropped its countersuit.

On April 14, 2004, Correlant filed a lawsuit against TurboComm in the District Court of Taiwan seeking to collect TurboComm’s outstanding debt of approximately $2,300,000. Correlant sold products to TurboComm and paid certain license fees on TurboComm’s behalf.  Correlant invoiced TurboComm for all products and license fees, yet TurboComm refused to pay.  A settlement was reached subsequent to June 30, 2004.  See Note 14.

Note 14 - Subsequent Events

On July 30, 2004, Correlant reached a settlement agreement with TurboComm related to the lawsuit filed against TurboComm April 14, 2004.  Under the agreement, Correlant agreed to withdraw its lawsuit against TurboComm in exchange for the transfer of 700,000 Series A and 300,000 Series C shares of Correlant preferred stock owned by TurboComm. Both parties mutually agreed to release and discharge any and all claims that each may have against the other party.

As part of the wind down and cessation of Correlant’s historical operations, Correlant’s Board of Directors approved the termination of the Correlant Deferral Plan effective August 31, 2004.

Due to the shut down of operations, Correlant’s operations moved out of the San Diego facility to reduce expenses.  Currently, Correlant operates from Opta’s office.  Effective November 1, 2004, Correlant and Opta moved to 1350 Bayshore Highway, Suite 740, Burlingame, CA 94010. The new telephone number is 650-579-3610.  The new fax number is 650-579-3606.

On November 4, 2004 Correlant entered a lease termination agreement for its San Diego facility.  Correlant agreed to pay a termination payment of $370,000, a consideration fee of $4,000 and surrender all claims to the security deposit of $43,000.  All costs associated with the lease termination were accrued at June 30, 2004 and included in Restructuring charges (see Note 6) on the Company’s statement of operations.